Press Release

Independent Committee of CME Board Retains
DLA Piper to Advise in Connection with Investigation

FUJIAN, China, May 2, 2011 -- China MediaExpress Holdings, Inc. ("CME" or "Company"), China's largest television advertising operator on inter-city and airport express buses, today announced that the Audit Committee of the Board of Directors of the Company has retained law firm DLA Piper to assist in its investigation of concerns raised by Deloitte Touche Tohmatsu (“DTT”) when it resigned as the Company’s registered independent accounting firm on March 11, 2011.
“The Audit Committee of the Board of Directors is proceeding with the investigation of the concerns raised by DTT, and is pleased to have DLA Piper on board, who in turn has retained a Big Four audit firm, PricewaterhouseCoopers, to assist in this investigation" stated Mr. George Zhou, Independent Director and member of Audit Committee.
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About CME
CME, through contractual arrangements with Fujian Fenzhong, an entity majority owned by CME’s former majority shareholder, operates the largest television advertising network on inter-city and airport express buses in China. While CME has no direct equity ownership in Fujian Fenzhong, through the contractual agreements CME receives the economic benefits of Fujian Fenzhong’s operations. Fujian Fenzhong generates revenue by selling advertisements on its network of television displays installed on over 27,200 express buses originating in eighteen of China's most prosperous regions, including the four municipalities of Beijing, Shanghai, Tianjin and Chongqing and fourteen economically prosperous regions, namely Guangdong, Jiangsu, Jiangxi, Fujian, Sichuan, Hebei, Anhui, Hubei, Shandong, Shanxi, Inner Mongolia, Zhejiang, Hunan and Henan.

CME is included in the Russell Global Index. For more information visit: www.ccme.tv

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act"), as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements include, but are not limited to statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this report may include, for example, statements about:

-	The Company's goals and strategies;

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The outcome of significant regulatory investigations and private litigation the Company is facing in the United States and elsewhere, including the pending delisting of its common stock by The NASDAQ Stock Market, LLC;

-	The Company's future prospects and market acceptance of its advertising network;

-	The Company's future business development, financial condition and results of operations;

-	Projected changes in revenue, costs, expense items, profits, earnings, and other estimated financial information;

-	The Company's ability to manage the growth of its existing advertising network on inter-city express buses and expansion to prospective advertising network on high speed railways;

-	Trends and competition in the out-of-home advertising media market in China;

-	Changes in general economic and business conditions in China; and

-	Chinese laws, regulation and policies, including those applicable to the advertising industry.

CONTACT:
Investor Relations Department
China MediaExpress
+852-2827-6082
ir@ccme.tv